UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2016

Commission File No. 001-36234

Cheniere Energy Partners LP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	36-4767730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2016, the Board of Directors (the “Board”) of Cheniere Energy Partners LP Holdings, LLC (the “Company”) resolved to amend the Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”) to provide that the words “or its subsidiaries” are deleted from the definition of “Independent Director” in Section 1.1 of the LLC Agreement and that any director and officer of the Company be exculpated from liability to the Company, any member of the Company or any other person bound by the LLC Agreement for monetary damages for losses sustained or liabilities incurred as a result of any act or omission of such director or officer, except in certain circumstances (such amendment, “Amendment No. 1”).

The adoption of Amendment No. 1 became effective on September 29, 2016.

The foregoing description of Amendment No. 1 is qualified in its entirety by reference to the full text of Amendment No. 1, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits

Exhibit Number	Description

3.1*	Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of Cheniere Energy Partners LP Holdings, LLC.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC

Date: September 30, 2016	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1*	Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of Cheniere Energy Partners LP Holdings, LLC.

*	Filed herewith.